ASSET PURCHASE AGREEMENT

By and Between

HIGHLAND BUSINESS SERVICES, INC.

a Nevada corporation, as “Buyer”

and

ZIPADI TECHNOLOGIES, LLC

a Utah limited liability company, as “Seller”

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made effective and entered into as of the 25th day of July, 2011 by Highland Business Services, Inc. a Nevada corporation (“Buyer”), and Zipadi Technologies, LLC a Utah limited liability company (“Seller”).  Seller and Buyer are individually and collectively sometimes referred to in this Agreement as a “Party” and the “Parties,” respectively.

WITNESSETH

WHEREAS, the Seller has created and developed intellectual property to provide a digital publishing and software delivery platform;

WHEREAS, the Seller desires to sell certain assets defined in Section 2.1 of this Agreement (“Purchased Assets”), subject to the terms and conditions of this Agreement;

WHEREAS, the Buyer desires to purchase the Purchased Assets, subject to the terms and conditions of this Agreement;

WHEREAS, Seller is currently in default to its senior secured lender, The Norton Family Living Trust (“Norton”) with Norton’s loan being the only encumbrance on the Purchased Assets, but Norton has agreed to accept the consideration outlined herein in lieu of any litigation against Zipadi or exercising its other legal rights against Zipadi.

NOW, THEREFORE, in consideration of the mutual promises and covenants, the Parties, intending to be legally bound thereby, agree as follows:

1. Definitions.  As used in this Agreement, the following terms shall have the following meanings:

1.1. “Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

1.2. “Closing Date” means the date and time as of which the Closing actually takes place.

1.3. “Consent” means any approval, consent, ratification, waiver, or other authorization.

1.4. “Contemplated Transactions” means all of the transactions contemplated by this Agreement, including:

a. The sale of the Purchased Assets by Seller to Buyer;

b.The execution, delivery and performance of the Bill of Sale and Assignment Agreement;

c. The performance by Buyer and Seller of their respective obligations under this Agreement;

d. The release of any security interest in the assets by Norton; and

e. Buyer’s acquisition and ownership of the Purchased Assets.

1.5. “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, or exercise of any other attribute of ownership.

1.6. “Governmental Body” shall mean any (i) federal, state, local, provincial, territorial, municipal, foreign, or other government, (ii) governmental or quasi-governmental authority of any nature or (iii) other body (including privately constituted arbitral tribunals) exercising any statutory, administrative, judicial, arbitrative, legislative, police, regulatory, or taxing authority or power.

1.7. “Liens” means any pledge, hypothecation, lien, preference, priority, security interest, mortgage, lien (statutory or otherwise), option, pledge, security agreement, easement, covenant, restriction or other similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing) including liens or other rights with respect to cash collateral or other security deposit arrangements.

1.8. “Person” means an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

1.9. “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

1.10. “Purchase Price” has the definition outlined in Section 2.2 of this Agreement.

1.11. “Purchased Assets” has the definition outlined in Section 2.1 of this Agreement.

1.12. “Representative” means any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

1.13. “Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any  demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2. Sale and Transfer of Purchased Assets; Closing.

2.1. Purchased Assets.  Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, assign, and transfer the following assets to Buyer, and Buyer will purchase such assets from Seller in their present as-is condition as follows (collectively the “Purchased Assets”): (a) all intellectual property assets of Seller, including, but not limited to the source code for the operation and development of the Zipadi digital publishing platform; (b) all licenses to run and operate any corollary programs and software within the Zipadi framework; (c) a fully paid non-assessable irrevocable license for use in commercial purposes to the tradename and trademarks of “Zipadi” in connection with Buyer’s future use of the Purchased Assets; and (d) any goodwill related to the foregoing assets.

2.2. Purchase Price; Assumption of Certain Assumed Liabilities.

a. The purchase price ("Purchase Price") for the Purchased Assets shall be FOUR HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($450,000.00), to be paid by Buyer as follows:

By Highland Business Services, Inc.’s issuance of a convertible promissory note (“Note”) to Norton.  Pursuant to the Note, Buyer shall have the right, at its option, to convert the entire outstanding principal amount of the Note and accrued interest thereon into fully-paid and non-assessable shares of Common Stock, $0.001 par value per share of Buyer (OTCBB: HGLB) ("Common Stock") at the Conversion Price, at any time before the Maturity Date by providing five (5) days’ notice to Norton.  The "Conversion Price" shall be determined by the previous fourteen (14) day average closing price based on the date of the Company’s notice of conversion to Lender. Upon a conversion, Norton shall be entitled to a number of shares of Common Stock determined by dividing (x) the then outstanding principal amount of the Note and accrued interest thereon by (y) the Conversion Price. In order to finalize the conversion, Norton shall surrender the Note in exchange for delivery of the Common Stock certificate. A partial optional conversion of this Note shall not be permitted. Consistent with Rule 144(d), in the event of a conversion at Company’s option, Holder’s holding period for the Note can be tacked on to satisfy the six (6) month restriction on Company’s common stock.

b.   Subject to the terms and conditions of this Agreement, at the Closing, Buyer will not assume any liabilities, commitments or obligations of any kind related to the operation of Seller’s business.

2.3. Allocation of Purchase Price.  Buyer and Seller agree that the Purchase Price will be allocated among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with the Allocation Schedule attached hereto as Schedule 2.3.  Buyer and Seller shall file all tax returns in a manner consistent with such allocation and shall use their reasonable efforts to sustain such allocation in any subsequent tax audit or dispute.  Each party agrees to notify the other parties in the event that any Governmental Body takes or proposes to take a position for tax purposes that is inconsistent with the allocations set forth on Schedule 2.3, as revised from time to time.

2.4. Closing.  The purchase and sale (“Closing”) provided for in this Agreement will take place on or before August 1, 2011 (the “Closing Date”), or at such other time as the Parties may agree.  Failure to consummate the purchase and sale provided for in this Agreement on the date determined pursuant to this Section 2.4 (Closing) will not result in the termination of this Agreement and will not relieve either Party of any obligation under this Agreement.  Further, neither party may delay or interfere with the proposed Closing in order to terminate this Agreement solely for the reason of not accomplishing the Closing Date outlined in this Section.

2.5. Seller’s Closing Obligations.  At the Closing, Seller will deliver to Buyer:

a. the Purchased Assets, free and clear of encumbrances; and

b. Bill of Sale and Assignment Agreement in the form of Exhibit B executed by Seller.

2.6. Buyer’s Closing Obligations.  At the Closing, Buyer will deliver to Seller/Norton:

a. The Purchase Price by way of a fully executed convertible promissory note, in the form of Exhibit A; and

b. Bill of Sale and Assignment Agreement in the form of Exhibit B executed by Buyer.

3. Representations and Warranties of Seller.  Seller represents and warrants to Buyer as follows:

3.1. Corporate Existence.  Seller is a Utah limited liability company duly organized, validly existing, and in good standing as required by its ownership of the Purchased Assets.

3.2. Enforceability.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Upon the execution and delivery by Seller of the documents required to be delivered pursuant to Section 2.6 (collectively the “Seller’s Closing Documents”), the Seller’s Closing Documents will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

3.3. Seller’s Authority.  Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller’s Closing Documents and to perform its obligations under this Agreement and the Seller’s Closing Documents.

3.4. No Consent.  Seller is not, nor will be, required to give any notice to or obtain any Consent from any Person, other than that received from Norton, in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.5. Title to Purchased Assets.  Seller has good and valid title or a valid license to all of the Purchased Assets, free and clear of any Encumbrances, specifically referencing the acknowledgement from Norton regarding the release of any security interest in the Purchased Assets, upon consummation of the Contemplated Transactions.

3.6. No Proceedings.  No pending Proceeding has been commenced against Seller with respect to the Business or may have the effect of preventing, making illegal, or otherwise interfering with, any of the Contemplated Transactions, nor to Seller’s Knowledge, has any such proceeding been Threatened.

3.7. Compliance with Laws.  Seller has in the conduct of the business complied and is, in all material respects, in compliance with all laws and orders relating to or applicable to the business; and Seller, to its Knowledge, has received no written or oral, notification or communication from any Governmental Body, and no claims have been filed (or, to Seller’s Knowledge, Threatened to be filed) by any Governmental Body, (i) asserting that Seller is not in compliance with any law or (ii) threatening to revoke any Permit owned or held by Seller, nor, to Seller’s Knowledge, is any Proceeding or investigation pending with respect to the foregoing.

3.8. Taxes.  There are no Liens or Encumbrances for unpaid taxes on any Purchased Assets.

3.9. No Broker.  Seller and its agents have incurred no other obligations or liabilities, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.10. No Representation Untrue.  No representation made hereunder contains any untrue statement or omits to state a material fact necessary to make the statements, in light of the circumstances in which they were made, true and correct.

4. Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

4.1. Corporate Existence.  Buyer is a Nevada corporation duly organized, validly existing, and in good standing.

4.2. Enforceability.  This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Upon the execution and delivery by Buyer of the documents required to be delivered pursuant to Section 2.7 (collectively the “Buyer’s Closing Documents”), the Buyer’s Closing Documents will constitute the legal, valid and binding obligations of Buyer, enforceable against Seller in accordance with their respective terms.

4.3. Buyer’s Authority.  Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Buyer’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents.

4.4. No Broker.  Buyer and its agents have incurred no other obligations or liabilities, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

4.5. No Representation Untrue.  No representation made hereunder contains any untrue statement or omits to state a material fact necessary to make the statements, in light of the circumstances in which they were made, true and correct.

5. Covenants of Seller Prior to Closing Date.

5.1. Exclusivity.  The opportunity to acquire the Purchased Assets is exclusive to Buyer (and its permitted successors and assigns).  The exclusivity outlined herein is a material inducement to Buyer entering into this Agreement.  Until the earlier of (a) termination of this Agreement or (b) the Closing Date, as may be extended, Seller shall not solicit, negotiate, act upon or entertain in any way an offer from any other person or entity to purchase the Purchased Assets or the Business (an "Alternate Transaction"), or furnish any information to any other potential acquirer in that regard; and Seller will promptly (within 24 hours) notify Buyer upon the receipt of an unsolicited competing offer in respect of an Alternate Transaction and of the proposed terms of the offer.  Seller represents and warrants to Buyer as follows: (i) Seller has ceased and caused to be terminated any existing discussions, negotiations or other activities with any parties with respect to any Alternate Transaction; and (ii) Seller, nor any of its agents or representatives has any agreement in principle, understanding or other obligation to proceed with an Alternate Transaction.  Seller agrees to indemnify and hold Buyer and its affiliates harmless against any third party who claims that the proposed acquisition of the Purchased Assets by Buyer wrongfully interferes with its right to acquire Seller or any of its assets or business.

5.2. Interim Operations of Seller. Prior to the Closing Date, unless Buyer has previously consented in writing thereto:

a. Seller will not with respect to the Purchased Assets: (i) acquire, sell, license, abandon, fail to maintain or otherwise dispose of, any material property or assets, tangible or intangible (other than in the Ordinary Course of Business), or (ii) mortgage or encumber any property or assets.

b. Seller will not deplete or waste the Purchased Assets, subject to normal business operation; and

c. No material adverse change shall have occurred in the Purchased Assets.

5.3. Interim Affirmative Covenants of Seller. Prior to the Closing Date, unless Buyer has previously consented in writing thereto, Seller shall (a) operate its business in the ordinary course of business consistent with past practices; (b) use commercially reasonable efforts to preserve substantially intact its business operations; and (c) use its commercially reasonable efforts to maintain and keep its properties and assets in as good a condition as at present.

5.4. Seller’s Notification.  Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a breach of any of Seller’s representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 5 or the occurrence of any event that may make the satisfaction of the conditions impossible or unlikely.

5.5. Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to adhere to the covenants in this Section 5 and to cause the conditions herein to be satisfied.

6. Covenants of Buyer

6.1. Covenants of Buyer Prior to Closing Date.  Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions herein to be satisfied.

7. Conditions Precedent to Buyer’s Obligation to Close.  Buyer’s obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part, by a writing signed by Buyer):

7.1. Accuracy of Representations and Warranties.  All of Seller’s representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2. Allocation of Purchase Price.  Buyer and Seller shall have agreed on the allocation of the Purchase Price among the Purchased Assets as outlined on Schedule 2.3.

7.3. No Material Adverse Change.  No material adverse change shall have occurred in the Purchased Assets.  Seller shall have not sold, depleted or wasted any of the Purchased Assets, except as contemplated by this Agreement.

7.4. No Liens; Encumbrances.  The Purchased Assets shall be delivered to Buyer free and clear of all Liens and Encumbrances, specifically acknowledging Norton’s consent to this sale.

7.5. Seller’s Performance.

a. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

b. Each document required to be delivered pursuant to this Agreement must have been delivered, and each of the other covenants and obligations hereunder must have been performed and complied with in all respects.

7.6. No Proceedings.  Since the date of this Agreement, there must not have been any Proceeding commenced or Threatened against Seller that may have the effect of preventing, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.7. Force Majeure.  There shall not have been any fire, accident or other casualty, civil commotion, riot, act of God or the public enemy, or any change in the Purchased Assets, which would have a material adverse effect on the operation of the Purchased Assets.

8. Conditions Precedent to Seller’s Obligations to Close. Seller’s obligation to sell the Purchased Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part, by a writing signed by Seller):

8.1. Accuracy of Representations and Warranties.  All of Buyer’s representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2. Buyer’s Performance.

a. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

b. Each document required to be delivered pursuant to this Agreement must have been delivered, and Buyer must have delivered the convertible promissory note to Norton.

9. Survival; Remedies.

9.1. Survival.  All representations, warranties, covenants, and obligations (specifically including, but not limited to, post-Closing obligations) in this Agreement, any supplemental notifications provided by Seller, and any other certificate or document delivered pursuant to this Agreement, will survive the Closing.

9.2. Specific Performance.  The Parties agree that if any of the provisions of this Agreement were not performed in accordance with the specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the non-breaching Party will be entitled to specific performance of the terms hereof. The Parties waive any requirement for the posting of a bond in connection with any Proceeding seeking specific performance; provided, however, that nothing in this Section 9.2 will affect the right of any of the Parties to seek recovery against any Party hereto, at law, in equity or otherwise, with respect to any covenants, agreements or obligations to be performed by such Party or Parties after the Closing Date.

10. Indemnification.

10.1. Indemnification by Seller.

a. From and after the Closing, Seller shall indemnify and hold harmless Buyer and its respective successors and permitted assigns, and the officers, employees, directors, managers, members, partners and stockholders (collectively, the “Buyer Indemnitees”) for the amount of any and all Losses incurred by any of Buyer Indemnitees based upon: (i) any breach of or inaccuracy in the representations and warranties of Seller in this Agreement or any agreements or documents executed and delivered by Seller in connection herewith; (ii) any breach of the covenants or agreements of Seller contained in this Agreement or any agreements or documents executed and delivered by Seller in connection herewith; (iii) any indebtedness of Seller; (iv) any Pre-Closing taxes of Seller notwithstanding any tax-related disclosures appearing on any schedule; (v) any liability arising from an Alternate Transaction or any claim made by a third-party regarding Buyer’s acquisition of the Purchased Assets; (vi) any liability of Seller related to any claims regarding the validity of the Contemplated Transactions; and (vii) any contingent liabilities of Seller.

b. Notwithstanding any other provision to the contrary, any Losses arising under Section 10.1(a)(i) and the indemnification rights of the Buyer Indemnitees shall not exceed the Purchase Price.

10.2. Indemnification by Buyer.

a. From and after the Closing, Buyer will indemnify and hold harmless Seller, Norton and their respective successors and permitted assigns, and their officers, employees, directors, managers, members, partners, trustees, heirs and personal representatives (collectively, the “Seller Indemnitees”) from and against, and will pay to the Seller Indemnitees the amount of, any and all Losses incurred by any of the Seller Indemnitees based upon (i) any breach of or inaccuracy in the representations and warranties of Buyer contained in this Agreement or any agreements or documents executed and delivered by Buyer in connection herewith, (ii) any breach of the covenants or agreements of Buyer contained in this Agreement or any agreements or documents executed and delivered by Buyer; (iii) the failure by Buyer to comply with any law, in connection with the consummation of the transactions contemplated by this Agreement; (iv) any Indebtedness of Buyer or other obligation of Buyer incurred after the Closing Date; (v) any contingent liabilities of Buyer; and (vi) any Assumed Liabilities.

b. Notwithstanding any other provision to the contrary, any Losses arising under Section 10.2(a)(i) and indemnification rights of the Seller Indmenitees shall not exceed the Purchase Price.

10.3. Mutual Waiver of Indirect and Consequential Damages.  In no event shall (a) the Seller have any liability to the Buyer Indemnitees or (b) the Buyer have any liability to the Seller Indemnitees, for any consequential, special, incidental, indirect, exemplary or punitive damages, lost profits or similar items.

11. Tax Matters.

11.1. Cooperation on Tax Matters. Reference is made to Section 6.6 of this Agreement.  Seller shall be responsible for all taxes arising from its operation of the business through the Closing.  Buyer shall be responsible for all taxes arising from its operation of its business at the Alton Facility after the Closing.

11.2. Payment of All Taxes Resulting From Sale of Purchased Assets.  Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Purchased Assets pursuant to this Agreement, regardless of the Person on whom such taxes are imposed by legal requirements.  Notwithstanding the foregoing, Seller shall pay in a timely manner all income Taxes arising from any gain it realizes on its sale of the Purchase Assets pursuant to this Agreement.

12. General Provisions.

12.1. Expenses.  Except as otherwise provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, Representatives, counsel and accountants.  In the event of breach of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other Party.

12.2. Disclosure.  Except as specifically required by law, the parties agree that this Agreement and the Contemplated Transactions hereunder shall be kept confidential and no public announcement of this transaction shall be made until such time that it is legally required.

12.3. Notices.  All notices, requests, demands and other communications to be given under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered or (ii) one (1) Business Day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns at the following addresses (or at such other address or number as is given in writing by any party to the others) as follows:

If to Seller:

Zipadi Technologies, LLC

________________

________________

Attn: Bryan Ferre

If to Buyer:

Highland Business Services, Inc.

201 Avenida Fabricante

San Clemente, CA 92672

Attn: Wright Thurston, CEO

with a copy (which shall not constitute notice) to:

Donald J. Stoecklein

Emerald Plaza

402 West Broadway

Suite 690

San Diego, CA  92101

12.4.

Further Assurances.  The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

12.5. Waiver.  Subject to the limitations set forth in Sections 10.1, 10.2 and 10.3, the rights and remedies of the Parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any rights, power, or privilege under this Agreement or the documents referred to herein will operate as a waiver of such right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance of which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.6. Entire Agreement and Modification. This Agreement and the schedules and exhibits hereto and the other documents delivered by the Parties in connection herewith contain the complete agreement between the Parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties hereto with respect thereto, including the Letter of Intent dated February 25, 2011.  Notwithstanding the foregoing, in the event of termination of this Agreement prior to the Closing, any confidentiality agreement executed by Buyer or its representatives for the benefit of Seller shall remain in full force and effect in accordance with its terms.  This Agreement may be amended or modified only by an instrument in writing duly executed by Seller and Buyer.

12.7. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs or successors, as the case may be, and assigns, but is not assignable by any party without the prior written consent of the other parties hereto.  Notwithstanding the foregoing, Buyer may assign its interest herein to a third party that is controlled by, or under common control with, Buyer; provided, however, that the Note issued as consideration hereunder is issued by Highland Business Services, Inc. (OTCBB: HGLB).

12.8. Third Party Beneficiaries. Each Party hereto intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto and the rights created by way of the convertible promissory note in favor of Norton hereunder.

12.9. Section Headings; Construction.  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

12.10. Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.11. Fees. The prevailing Party in any action to interpret or enforce this Agreement or in any dispute arising out of this Agreement shall be entitled to an award of costs and expenses incurred in connection with investigating and participating in such Action, including without limitation reasonable attorneys' fees.

12.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

12.13. Governing Law.  This Agreement and the Contemplated Transactions will be governed by the laws of the State of Nevada, without regard to conflicts of laws principles.

12.14. Counterparts; Facsimile/E-Mail Transmission.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature of a party transmitted by facsimile or e-mail shall constitute an original for all purposes.

IN WITNESS WHEREOF, Buyer and Seller have executed, this Asset Purchase Agreement as of the day and year first above written.

BUYER:

Highland Business Services, Inc.,

a Nevada corporation

By: /S/ Wright W. Thurston

      Wright W. Thurston, CEO

SELLER:

Zipadi Technologies, LLC,

a Utah limited liability company

By: /S/ D. Bryan Ferre

      D. Bryan Ferre, CEO

Acknowledged and Agreed solely as to

Norton’s position as a lender to Zipadi:

The Norton Family Living Trust

/S/ John P. Norton

Name: John P. Norton

Title: Trustee

List of Schedules

2.3

Purchase Price Allocation

List of Exhibits

A

Convertible Promissory Note

B

Bill of Sale and Assignment/Assumption Agreement

SCHEDULE 2.3

ALLOCATION OF PURCHASE PRICE

No.	Asset	$ Allocation
1.	Zipadi Framework IP
2.	Corollary Software Licenses
3.	Fully paid, non-assessable, irrevocable License to “Zipadi” Tradename and Trademarks

Buyer:

Seller:

Highland Business Services, Inc.,

Zipadi Technologies, LLC

a Nevada corporation

a Utah limited liability company

/S/ Wright W. Thurston

/S/ D. Bryan Ferre

Wright W. Thurston, CEO

D. Bryan Ferre, CEO

Exhibit B

bill of sale AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (the “Bill of Sale”) is executed and delivered this 1st day of August, 2011, by Zipadi Technologies, LLC a Utah limited liability company (“Seller”) and Highland Business Services, Inc. a Nevada corporation (“Buyer”).

This Bill of Sale is executed and delivered pursuant and subject to the Asset Purchase Agreement (the “Agreement”) dated as of July 25, 2011, between Buyer and Seller.  All capitalized terms used but not defined in this Bill of Sale shall have the meanings assigned such terms in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.

 Seller hereby conveys, grants, bargains, sells, transfers, assigns and delivers unto the Buyer forever, all of its right, title and interest in the following: (a) all intellectual property assets of Seller, including, but not limited to the source code for the operation and development of the Zipadi digital publishing platform; (b) all licenses to run and operate any corollary programs and software within the Zipadi framework; (c) a fully paid non-assessable irrevocable license for use in commercial purposes to the tradename and trademarks of “Zipadi” in connection with Buyer’s future use of the Purchased Assets; and (d) any goodwill related to the foregoing assets (“Purchased Assets”). Such right, title and interest in the Purchased Assets are conveyed and transferred by Seller to the Buyer free and clear of any Encumbrances.

2.

Buyer does hereby expressly accept the Purchased Assets.

3.

The terms and conditions of the Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the parties by their duly authorized representatives, has executed this Bill of Sale and Assignment as of the date set forth above.

Buyer:

Seller:

Highland Business Services, Inc.,

Zipadi Technologies, LLC

a Nevada corporation

a Utah limited liability company

/S/ Wright W. Thurston

/S/ D. Bryan Ferre

Wright W. Thurston, CEO

D. Bryan Ferre, CEO